MARKETING AGREEMENT

This Marketing Agreement ("Agreement") is entered into and shall be effective the 24th day of January, 2000 ("Effective Date") by and between RE/MAX International, Inc., a Colorado corporation ("RE/MAX"), having its principal place of business at 8390 East Crescent Parkway, Suite 600, Greenwood Village, CO 80111-2800 and E-LOAN, Inc., a Delaware corporation ("E-LOAN"), having its principal place of business at 5875 Arnold Road, Dublin, CA 94568.

Whereas, RE/MAX is a respected leader in the real estate industry and nationally recognized as a franchisor of real estate brokerage offices, both domestically and internationally, and consistent with its leadership role provides to its membership, and the RE/MAX organization, technological innovations and online services through its website currently at www.remax.com (the "RE/MAX website") designed to allow its membership to offer value added services to RE/MAX customers who desire one-stop shopping as part of the home buying process; and

Whereas, E-LOAN is the leading online lender offering a full range of residential mortgage loan products and other consumer loan products to consumers through the Internet on E-LOAN's website currently at www.eloan.com (the "E-LOAN website") and also makes available to consumers visiting its website a credit calculator and other interactive tools designed to assist the consumer in comparing competitive mortgage loan products and in selecting a mortgage loan product that best fits the needs of the consumer; and

Whereas, in addition to providing services to consumers and prospective borrowers on the E-LOAN Website, E-LOAN also provides services, goods and facilities to mortgage lenders and others doing business on the Internet, including, but not limited to website design, technology support and troubleshooting, maintenance of hardware and software configurations, maintenance of communication links and equipment, transmission of rate information and borrower application information, licensing of its brand name, trademarks and service marks; and

Whereas, RE/MAX desires to engage the services of E-LOAN to create and make available to its membership and RE/MAX customers a co-branded website that provides online mortgage lending services by E-LOAN and a full range of residential mortgage loan products along with interactive tools and site functionality; and

Whereas, E-LOAN desires to use the expertise of RE/MAX to market and promote E-LOAN and the co-branded website to the RE/MAX membership and consumers; and

Whereas, RE/MAX desires to provide marketing services and perform specified marketing functions detailed in this Agreement.

Now, therefore, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Purpose. The purpose of this Agreement is to promote and achieve the effective marketing to RE/MAX Regions, RE/MAX Broker/Owners and RE/MAX Sales Associates (collectively "RE/MAX Affiliates") and any other corporate affiliates of RE/MAX located throughout the United States, of E-LOAN and a RE/MAX - E-LOAN co-branded web site that offers mortgage lending services by E-LOAN and a full range of residential mortgage loan products available to RE/MAX customers, and further offers interactive tools and site functionality designed to assist the RE/MAX customer in comparing and selecting the residential mortgage loan product that best meets the needs of the RE/MAX customer (the "Co-Branded Site").

2. Obligations of E-LOAN. During the term of this Agreement:

    a. E-LOAN agrees to build, implement and host for RE/MAX a Co-Branded Site that functions as a loan center and offers RE/MAX Affiliates the ability to provide RE/MAX customers an online mortgage solution for each step of the loan process from pre-qualification and pre-approval through loan research and selection, loan application, and online tracking of the status of the loan until it is closed.

    b. E-LOAN agrees the Co-Branded Site will be designed with the "look and feel" designated by RE/MAX and customized to RE/MAX specifications with a seamless transition for RE/MAX customers between the RE/MAX website and the Co- Branded Site.

    c. E-LOAN agrees the Co-Branded Site will include site functionality and interactive tools that permit a RE/MAX customer to pre-qualify, seek pre- approval, conduct a rate search of all available first and second mortgage loan products from participating lenders, make online application, use the "Recommend a Loan" advisory tool, utilize the credit report access, use rent vs. buy payment calculators, obtain educational information about the home buying process, access the loan application status through "E-Track" and permit a RE/MAX Affiliate to access the loan application status of a RE/MAX customer through "E-Track Pro", perform rate watches and loan monitoring, use Realtorr Tools, open a live online assistance session with an E-LOAN customer service representative to help a RE/MAX customer get answers to urgent questions, and other features as may be agreed to between the parties.

    d. E-LOAN agrees the Co-Branded Site shall be fully functional and operational by no later than February 1, 2000.

    e. E-LOAN agrees to staff and maintain a call center with a RE/MAX dedicated toll free number and Call Center Representatives available to answer questions concerning E-LOAN's mortgage services 7 days a week from 5:00 AM to 8:00 PM Pacific Time M-F and 6:00 AM to 6:00 PM Pacific Time Saturday and Sunday.

    f. E-LOAN agrees to have a dedicated loan consultant team to work with and assist persons who inquire about, or apply for E-LOAN's mortgage loan services through the Co-Branded Site.

    g. E-LOAN agrees to establish quarterly performance reviews with RE/MAX to review performance and determine how to enhance the services provided by the parties under this Agreement.

    h. E-LOAN agrees to ensure that any information provided by RE/MAX Affiliates, RE/MAX customers and other users of the Co-Branded Site, including but not limited to information provided as part of the application, qualification and loan process, is maintained, accessed and transmitted in a secure environment and in compliance with security specifications equal to those provided on the E- LOAN website and otherwise as directed in writing by RE/MAX; provided, however, that all customer information shall be subject to, and treated in accordance with, E-LOAN's privacy policy and applicable law.

    i. E-LOAN agrees to post and maintain the following notice on the first page of the Co-Branded Site in upper case and bold type the following: "RE/MAX International, Inc. is not in the business of originating home loans and is neither a licensed mortgage broker nor a licensed mortgage lender. All residential mortgage loan products and services offered herein are offered by E- LOAN, Inc. in its capacity as a licensed mortgage broker or mortgage lender or through mortgage lenders with whom E-LOAN, Inc. has established a correspondent lending relationship."

     j. Any updates or enhancements that E-LOAN makes to the E-LOAN Website that pertain to functionality of the Co-Branded Site shall also be made to the Co-Branded Site.

3. RE/MAX Responsibilities. To promote E-LOAN and the Co-Branded Site to RE/MAX Affiliates, RE/MAX agrees to provide the following goods, facilities, services and marketing activities (the "Marketing Activities") during the term of this Agreement:

    a. RE/MAX agrees to create, maintain and host one or more links on the RE/MAX website to the Co-Branded Site, at locations on the RE/MAX website as mutually agreed by the parties.

    b. RE/MAX agrees to broadcast fax or e-mail to RE/MAX Affiliates on a monthly basis promotional information about E-LOAN and the Co-Branded Site. The parties shall periodically confer on the need for promotional information on a monthly basis, and if the parties mutually agree that updates should be provided less often, the parties shall adjust the timing accordingly.

    c. RE/MAX agrees to provide customized content created for E-LOAN in advertisements and articles in each edition of the RE/MAX Times.

    d. RE/MAX agrees that it will, within the first ninety (90) days of this Agreement, create, develop and produce, programming and advertisements for telecast on the RE/MAX Satellite Network and provide customized content created for training programs on how to use the Co-Branded Site. The programming, advertisements and training programs shall air at least two (2) times per month for as long as the content is relevant; if the content becomes no longer relevant, RE/MAX will create, develop, produce and provide, without interruption, new or updated programming, advertisements and training programs that are relevant.

    e. RE/MAX agrees to permit E-LOAN access to and provide participation opportunities (including speaking opportunities in break-out sessions) to E-LOAN at the RE/MAX Annual Convention and RE/MAX Broker/Owner Conference, as an exhibitor, sponsor of convention activities, and/or attendee.

    f. RE/MAX agrees to work with E-LOAN to develop innovative ways to promote E-LOAN, its services and the E-LOAN website.

    g. RE/MAX agrees to arrange, provide introductions, and set up meetings with key RE/MAX Affiliates identified by the parties for the purpose of marketing and promoting E-LOAN and the Co-Branded Site.

    h. RE/MAX agrees to assist E-LOAN in its efforts to educate and inform RE/MAX Affiliates about the benefits of E-LOAN and the Co-Branded Siteto RE/MAX customer.

    i. RE/MAX agrees to customize content for RE/MAX Mainstreet -- its private extranet website accessible to RE/MAX membership through registration and password to obtain information about RE/MAX and its services -- about E-LOAN and the Co-Branded Site and make available to subscribers live chats with E-LOAN representatives on RE/MAX Mainstreet.

    j. RE/MAX agrees to distribute educational and informational materials developed by E-LOAN about the features of the Co-Branded Site to RE/MAX Affiliates.

    k. RE/MAX agrees to develop a national marketing campaign on one-stop shopping that includes mortgage services as part of the home buying process.

    l. RE/MAX agrees to e-mail to all RE/MAX Affiliates monthly news bulletins provided by E-LOAN.

    m. RE/MAX and E-LOAN Senior Management will meet quarterly to discuss website performance, customer service and marketing effectiveness.

4. Exclusivity. During the term of this Agreement:

    a. RE/MAX agrees that E-LOAN shall be the exclusive integrated online mortgage provider advertised on the RE/MAX website. Notwithstanding the foregoing, E-LOAN acknowledges and agrees that RE/MAX may endorse other traditional residential mortgage providers who have or may develop an online presence and may promote that mortgage provider to RE/MAX Affiliates and RE/MAX customers by means other than the RE/MAX website.

    b. E-LOAN agrees that it will not enter into any agreement that is similar in purpose or effect as this Agreement with any multi-state business or company (as used herein the term "multi-state business or company" means a business or company doing business in two or more states), now in existence or created during the term of this Agreement that (1) (i) sells or markets real estate franchises; and (ii) has more than 10,000 closed real estate transaction sides annually as reported in the most recent annual report published by Real Trends Newsletter (or the most recent publication of National Relocation and Real Estate or any other industry publication agreed to by the parties providing such information if Real Trends ceases to provide such information); and (iii) competes with RE/MAX or RE/MAX Affiliates; or (2) has a controlling interest in a RE/MAX Competitor.

As used in this Agreement, the term "RE/MAX Competitor" collectively includes any multi-state business or company identified in Section 4 b (1) and further includes but is not limited to Cendant, Century 21, NRT, Coldwell Banker, ERA, Prudential, Homeservices.com, Keller Williams, Realty Executives, Sutton Group, Better Homes & Gardens, GMAC, Insignia, Arvida Realty and their successors in interest or assigns.

5. Term and Termination. The term of this Agreement shall be for a period of three (3) years commencing on the Effective Date of this Agreement unless terminated as provided in this Agreement.

    a. Either party may terminate this Agreement upon thirty (30) days prior written notice to the other party upon the bankruptcy or insolvency or a general assignment for the benefit of creditors of the other party. .

    b. Either party may terminate this Agreement upon a material breach of any of the terms or conditions of this Agreement by the other party. The notice of termination shall specify the breach and give the defaulting party the opportunity to cure such breach within thirty (30) days of the date of receipt of the notice. The notice shall include a description of the alleged breach. Failure to cure such breach within the thirty (30) day cure period shall give the non-breaching party the right to terminate this Agreement.

    c. Either party may terminate this Agreement if it determines, in its sole discretion, that the continuation of this Agreement may constitute a violation of any federal, state or local law, regulation or ordinance or would otherwise be considered an unethical or inappropriate business practice.

    d. Either party may, at its option, terminate this Agreement upon forty-five (45) days' written notice to the other party in the following situations (each, a "Change in Control"):

(1) a controlling interest in a party is acquired directly or indirectly by a Competing Third Party (hereafter defined) that is not an Affiliate (hereafter defined) of such party prior to such transaction;

(2) a party merges into, consolidates with, or otherwise is acquired, directly or indirectly, by any Competing Third Party that is not its Affiliate prior to such transaction; or

(3) a party is sold or substantially all of its assets are sold directly or indirectly to a Competing Third Party.

A party subject to a Change in Control will promptly, but in no event later than forty-five days prior to the effective date of the Change in Control, provide the other party in writing the details of such Change in Control. Failure of the receiving party to terminate this Agreement in writing within forty-five days of receiving such notice shall constitute a waiver of that party's option to terminate.

As used in this section, the term "control" (including the terms "controlling", "controlled by," and "under common control with"), means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a party, whether through the ownership of voting securities, by contract, or otherwise. The term "Affiliate of" means an entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with a party. A "Competing Third Party" is an unaffiliated party that the party not having a Change in Control considers, in its reasonable judgment, a competitor and includes a RE/MAX Competitor.

    e. The parties agree the terms and conditions of this Agreement for years two and three, including the amount of compensation for marketing fees, may be modified, effective for the next year, by mutual agreement of the parties at least sixty (60) days prior to the end of year one and sixty (60) days prior to the end of year two of this Agreement. This Agreement shall terminate at the end of year one if the parties are unable to mutually agree in writing on modifications to the terms and conditions of this Agreement or the parties are unable to determine and agree upon the amount of compensation and dates for payment of the marketing fees for year two of this Agreement at least sixty (60) days prior to the end of year one. This Agreement shall terminate at the end of year two if the parties are unable to mutually agree in writing on modifications to the terms and conditions of this Agreement or the parties are unable to determine and agree upon the amount of compensation and dates for payment of the marketing fees for year three of this Agreement at least sixty (60) days prior to the end of year two.

    f. Any termination of this Agreement shall be without prejudice to the accrued rights of the parties. All fees paid in advance shall be prorated as of the effective date of termination with appropriate refunds made.

    g. Upon termination of this Agreement, E-LOAN shall continue to process any mortgage loan applications submitted by RE/MAX customers to E-LOAN on the Co- Branded Site prior to termination.

6. Marketing Fees.

    a. As compensation for the Marketing Activities to be performed hereunder, E-LOAN agrees to pay RE/MAX a marketing fee of [*] during the first year of this Agreement payable as follows: [*] on or before February 4, 2000 and [*]on or before August 4, 2000. Compensation to RE/MAX for Marketing Activities for years two and three of the Agreement will be determined as set forth in Section 5 e. The marketing fees reflect compensation for marketing services and electronic facilities provided by RE/MAX as set forth in Section 3, and have been arrived at after consideration of, and appropriate credit for, the services and electronic facilities provided by E-LOAN hereunder, and are not in any way and in future years will not be predicated on the volume of loan applications received by E-LOAN or the number of loans closed by E-LOAN. It is the parties' intention that the marketing fees at all times represents the reasonable value for the Marketing Activities provided by RE/MAX.

    b. The compensation for marketing fees or other terms of this Agreement can be restructured by mutual agreement of the parties to comply with federal and state laws and regulations or upon the revision or interpretation by the regulators of any law which impacts on this Agreement, including but not limited to the Real Estate Settlement and Procedures Act of 1974, as amended ("RESPA") and/or Regulation Z. If the parties are unable to mutually agree on how to restructure this Agreement to bring it into compliance with federal and state laws and regulations or the revision or interpretation by regulators of any law which impacts on this Agreement, then either party may terminate this agreement upon thirty (30) days prior written notice to the other party.

7. Mortgage Products. E-LOAN agrees to make available a full range of its available competitive residential mortgage loan products suitable for RE/MAX customers including but not limited to:

    a. fixed and adjustable rate loans;

    b. conforming and jumbo loans;

    c. FHA loans (when E-LOAN makes such loans available on the E-LOAN website);

    d. affordable mortgage and first time home buyer programs;

    e. cash out refinance programs;

    f. home equity lines of credit (HELOCs);

    g. home equity loans;

    h. refinances; and

    i. other products as mutually deemed appropriate and necessary by the parties.

8. Trademark Licenses.

    a. During the term of this Agreement and subject to the terms provided herein, RE/MAX hereby grants to E-LOAN a non-exclusive, non-transferable, royalty free, worldwide license to use and display in connection with the Co-Branded Site and links to and from or in conjunction with the Co-Branded Site and in any presentations or promotional or informational materials regarding the Co-Branded Site the RE/MAX name, trademarks, service marks, logos, slogans, trade dress and other proprietary descriptions, whether registered or unregistered (collectively the "RE/MAX Marks") as contained in the RE/MAX Trademark and Graphic Standards Manual, a copy of which is attached hereto as Exhibit A. E-LOAN expressly acknowledges that RE/MAX is the owner of all right, title and interest in and to the RE/MAX Marks and agrees that it shall not at any time have or acquire any interest in the RE/MAX Marks and further agrees that all such use or display of the RE/MAX Marks inures to the exclusive benefit of RE/MAX and automatically vests in and remains the property of RE/MAX. E-LOAN agrees that any use or display of the RE/MAX Marks must be approved in writing prior to their use or display and E-LOAN agrees to abide by all standards and guidelines of RE/MAX with respect to the proper use and display of the RE/MAX Marks as shown in Exhibit A, as from time to time amended. E-LOAN agrees not to use the RE/MAX Marks for any other purpose without the prior written consent of RE/MAX.

    b. During the term of this Agreement and subject to the terms provided herein, E-LOAN hereby grants to RE/MAX a non-exclusive, non-transferable, royalty free, worldwide license to use and display in connection with the Co-Branded Site and links to and from or in conjunction with the Co-Branded Site and in any presentations or promotional or informational materials regarding the Co-Branded Site the E-LOAN name, trademarks, service marks, logos, slogans, trade dress and other proprietary descriptions, whether registered or unregistered (as used herein the term "E-LOAN Marks" includes E-LOAN, ELOAN, E-TRACK, E-LOAN LTD. and E-LOAN.COM). RE/MAX expressly acknowledges that E-LOAN is the owner of all right, title and interest in and to the E-LOAN Marks and agrees that it shall not at any time have or acquire any interest in the E-LOAN Marks and further agrees that all such use or display of the E-LOAN Marks inures to the exclusive benefit of E-LOAN and automatically vests in and remains the property of E-LOAN. RE/MAX agrees that any use or display of the E-LOAN Marks must be approved in writing prior to their use or display and RE/MAX agrees to abide by all standards and guidelines of E-LOAN with respect to the proper use an display of the E-LOAN Marks. RE/MAX agrees not to use the E-LOAN Marks for any other purpose without the prior written consent of E-LOAN.

9. Activity Reports. During the term of this Agreement:

    a. E-LOAN agrees to provide to RE/MAX a monthly activity report of all activity generated by the RE/MAX website, from the Co-Branded Site, and other information requested by RE/MAX in a format acceptable to RE/MAX, and mutually agreed to by both parties

     b. RE/MAX agrees to provide E-LOAN monthly activities reports of the number of page views for each page of any RE/MAX website that has a link to the Co-Branded Site, the number of clicks on each such link, and the number of page views of the Co-Branded Site if captured on the RE/MAX server.

     c. RE/MAX shall have the right to examine and audit E-LOAN's books, records and reports which directly relate to the services provided under this Agreement no more frequently than every six (6) months during business hours and upon reasonable request of RE/MAX during the term of this Agreement, provided, however, that RE/MAX shall not examine, or be entitled to examine, any personal, financial, loan or loan application information of any consumer.

10. Marketing Agreement with RE/MAX Regions and RE/MAX Broker/Owners. Within ninety (90) days after the Effective Date of this Agreement the parties agree to mutually develop and deploy a marketing program for RE/MAX Regions and RE/MAX Broker/Owners to market and promote E-LOAN and the Co-Branded Site. E-LOAN agrees it will not enter into any agreement that is similar in purpose or effect as this Agreement with RE/MAX Regions or RE/MAX Broker/Owners during this initial ninety (90) day period. E-LOAN agrees the mutual marketing plan developed by the parties shall be the only plan implemented by E-LOAN with any RE/MAX Region or any RE/MAX Broker/Owner. E-LOAN agrees it will not enter into any agreement involving compensation with a RE/MAX Sales Associate without the prior written approval of RE/MAX. Notwithstanding the foregoing, all of E-LOAN's existing agreements with RE/MAX Broker/Owners and RE/MAX Sales Associates, as such agreements may be renewed (with or without amendment) from time to time, shall remain in full force and effect.

11. E-LOAN Website Directory. E-LOAN agrees to provide, at no cost to RE/MAX, a hyperlink to the RE/MAX website for consumers who visit E-LOAN's website and request the services of a real estate agent. If E-LOAN enters into an agreement with a real estate brokerage service business or company to list that business or company in a directory on E-LOAN's website, E-LOAN agrees RE/MAX or a RE/MAX icon, as determined by RE/MAX, shall be displayed first and with equal prominence and stature as all others displayed in the hyperlink directory.

12. Representations and Warranties.

    a. RE/MAX represents, warrants and covenants to E-LOAN that:

(i) RE/MAX is a corporation duly organized, validly existing and in good standing under the laws of Colorado with full power and authority to transact any and all business contemplated by this Agreement and it possesses all requisite authority, power, licenses, registrations, permits and franchises to conduct its business as presently conducted.

(ii) The execution, delivery and performance by RE/MAX of this Agreement has been duly authorized by all necessary corporate action and does not and will not violate any provision of, require any registration, consent or approval under any law, rule regulation, order, injunction, decree or any other agreement by which RE/MAX is bound.

(iii) There is no claim, action, suit, proceeding or investigation pending or, to the best of RE/MAX's knowledge, threatened against it or against any of its principal officers, directors or key employees, which, either in any one instance or in the aggregate, may result in an adverse change in the business, operations, financial condition, properties or assets of RE/MAX, or in any impairment of the right or ability of RE/MAX to carry on its business substantially as now conducted through its existing management group, or in any material liability on the part of RE/MAX, or which would draw into question the validity of this Agreement.

(iv) The information and content on the RE/MAX website, other than information and content supplied by or on behalf of E-LOAN, and the RE/MAX Marks licensed hereunder, do not and will not infringe on the patent, copyright, trademark, trade name, or other proprietary right of any third party.

(v) RE/MAX shall comply with and perform its obligations under this Agreement in compliance with all applicable federal, state and local laws, rules and regulations.

(vi) Any and all content supplied by RE/MAX, or its representatives or agents, for the Co-Branded Site and all marketing materials regarding the Co-Branded Site are true, accurate and complete to the extent they were prepared by RE/MAX or its representatives or agents.

(vii) The RE/MAX website and the Co-Branded Website, and the information, content and marketing thereof by RE/MAX, shall be in full compliance with all applicable federal and state laws.

(viii)RE/MAX has obtained, or will have obtained in connection with the transactions contemplated by this Agreement, all necessary federal and state approvals in connection with the operation and ownership of the RE/MAX website and the Co-Branded website and the content included therein.

(ix) The privacy notices and privacy policies of the RE/MAX website and the Co-Branded Website are in compliance with the Federal Trade Commission's procedures and rules, as applicable, and comply with acceptable trade practices.

(x) This Agreement is a legal, valid and binding obligation of RE/MAX and enforceable against RE/MAX in accordance with its terms.

    b. E-LOAN represents, warrants and covenants to RE/MAX that:

(i) E-LOAN is a corporation duly organized, validly existing and in good standing under the laws of Delaware with full power and authority to transact any and all business contemplated by this Agreement and it possesses all requisite authority, power, licenses, registrations permits and franchises to conduct its business as presently conducted.

(ii) The execution, delivery and performance by E-LOAN of this Agreement has been duly authorized by all necessary corporate action and does not and will not violate any provision of, or require any registration, consent or approval under any law, rule regulation, order, injunction, decree or any other agreement by which E-LOAN is bound.

(iii) There is no claim, action, suit, proceeding or investigation pending or, to the best of E-LOAN's knowledge, threatened against it or against any of its principal officers, directors or key employees, which, either in any one instance or in the aggregate, may result is an adverse change in the business, operations, financial condition, properties or assets of E- LOAN, or in any impairment of the right or ability of E-LOAN to carry on its business substantially as now conducted through its existing management group, or in any material liability on the part of E-LOAN, or which would draw into question the validity of this Agreement.

(iv) The information and content on the E-LOAN website and the Co- Branded Site, other than information and content supplied by or on behalf of RE/MAX, and the E-LOAN Marks licensed hereunder, do not and will not infringe on the patent, copyright, trademark, trade name or other proprietary right of any third party.

(v) E-LOAN shall comply with and perform its obligations under this Agreement in compliance with all applicable federal, state and local laws, rules and regulations including, but not limited to federal, state and local laws and regulations pertaining to the origination, processing and making of residential mortgage loans, RESPA, banking and otherwise.

(vi) Any and all content supplied by E-LOAN, or its representatives or agents, for the Co-Branded Site is accurate and all marketing materials regarding the Co-Branded Site are true, accurate and complete to the extent they were prepared by E- LOAN or its representatives or agents.

(vii) The E-LOAN website and the Co-Branded Website, and the information, content and marketing thereof by E-LOAN, shall be in full compliance with all applicable federal and state laws.

(viii) E-LOAN has obtained, or will have obtained in connection with the transactions contemplated by this Agreement, all necessary federal and state approvals in connection with the operation and ownership of the E-LOAN website and the Co-Branded website and the content included therein.

(ix) The privacy notices and privacy policies of the E-LOAN website and the Co-Branded Website are in compliance with the Federal Trade Commission's procedures and rules, as applicable, and comply with acceptable trade practices.

(x) This Agreement is a legal, valid and binding obligation of E- LOAN and enforceable against E-LOAN in accordance with its terms.

13. Indemnification.

    a. RE/MAX agrees to indemnify, defend and hold harmless E-LOAN and its board members, officers, employees and agents from any liability or damages incurred as a result of any claims, demands, costs or judgements, including attorneys' fees and court or arbitration costs, arising out of RE/MAX's breach of any warranties, representations or covenants hereunder, or failure to comply with applicable federal, state or local laws or regulations or any of the provisions of such applicable laws and regulations or of any provisions of this Agreement, or resulting form any act or omission by RE/MAX or its related entities, or any of their officers, agents or employees, including but not limited to fraudulent conduct on the part of RE/MAX or its employees or agents performing services hereunder. As used herein, the term "agents" shall not include RE/MAX Affiliates.

    b. E-LOAN agrees to indemnify, defend and hold harmless RE/MAX and its board members, officers, employees and agents from any liability or damages incurred as a result of any claims, demands, costs or judgements, including attorneys' fees and court or arbitration costs, arising out of the originating, processing, brokering, making or closing of any loan by E-LOAN or any lenders associated with E-LOAN in the originating, processing, brokering making or closing of any loan, on behalf of consumers who apply for a loan through the Co- Branded Site, or E-LOAN's breach of any warranties, representations or covenants hereunder, or failure to comply with applicable federal, state or local laws or regulations or any of the provisions of such applicable laws and regulations or of any provisions of this Agreement, or resulting form any act or omission by E- LOAN or its related entities, or any of their officers, agents or employees, including but not limited to fraudulent conduct on the part of E-LOAN or its employees or agents performing services hereunder.

    c. Each party shall promptly notify the other party of any claim, suit or threat of suit of which that party becomes aware (except with respect to a suit a party might institute against the other), that may give rise to a right of indemnification pursuant to this Agreement. Each party shall provide all assistance required by the other party and the indemnifying party shall reimburse the indemnified party for expenses incurred in providing such assistance.

    d. All rights, obligations and duties of the parties with respect to indemnification shall survive termination or expiration of this Agreement.

14. Insurance. During the term of this Agreement and for a period of not less than six (6) months after the expiration or termination of this Agreement, E-LOAN agrees to maintain the following insurance requirements and provide a certificate or other appropriate evidence of insurance satisfactory to RE/MAX for the following:

     a. A comprehensive general liability insurance policy that provides independent contractors coverage, insures against liability for personal loss, injury or death to persons and damages to property, advertising injury, and contractual liability that arise out of mortgage broker and/or mortgage lender activities. The limit of liability under such insurance policy shall not be less than $2,000,000 combined single limit per occurrence.

     b. Professional liability insurance that provides coverage for mortgage broker and/or mortgage lender activities. The limit of liability under such insurance policy shall not be less than $5,000,000 for each claim and $5,000,000 in the annual aggregate.

     c. E-LOAN shall provide RE/MAX thirty (30) days prior written notice of termination, expiration, cancellation or modification of all such insurance policies as required by this Section 14.

15. Confidentiality.

    a. Each party acknowledges and agrees that a duty is owed to the other party to maintain the confidentiality of information provided by the other party or obtained from the other party in connection with this Agreement. Each party shall treat as strictly confidential, and shall not use, disclose or permit to be used or disclosed at any time prior to or after the termination of this Agreement, except as specifically permitted in writing by the other party, the proprietary or confidential information of the other party or of any RE/MAX Affiliate, whether either party has such information in its memory or it is embodied in writing or other physical form. Confidential or proprietary information shall include any information of either party or any RE/MAX Affiliate which is not generally known or does not become known to the public, such as, without limitation, any development, sales, financial or accounting procedures, accounts operations, techniques, methods, business plans, trade secrets, or the identity or proprietary information of any customers, any and all information regarding either party's business or how either party does business ("Confidential Information"). Confidential Information shall further include this Agreement and any and all work produced by either party under this Agreement. Each party shall promptly advise the other party in writing of any unauthorized use or disclosure of the other party's Confidential Information. Each party agrees to maintain, and cause its employees, agents and subcontractors to maintain, the terms and conditions of this Agreement, including compensation, strictly confidential, and not to disclose same to any third party, except as expressly permitted in writing by the other party or except as required by government regulatory authority or applicable law. Each party agrees that its employees, agents, subcontractors and contractors shall abide by the terms of this provision. This provision shall survive the termination or expiration of this Agreement.

    b. Each party shall limit the dissemination of the Confidential Information within its own organization to such individuals whose duties justify the need to know the Confidential Information, and then only provided that there is a clear understanding by such individuals of their obligation to maintain the confidential and proprietary nature of the Confidential Information.

16. Other Business Arrangements. E-LOAN agrees RE/MAX shall have the opportunity to enter into additional agreements with E-LOAN, under terms and conditions mutually agreed to between the parties, for RE/MAX to market and make available to RE/MAX Affiliates and RE/MAX customers other consumer loan products including, but not limited to, car loans, credit cards, and online home insurance and home warranties. E-LOAN further agrees to introduce RE/MAX to other distribution partners with which E-LOAN has a current business relationship at the time of introduction, that provide access to consumers and capital.

17. Relationship of the Parties. Nothing in this Agreement shall be construed as constituting a partnership, joint venture or other association of any kind, or agent/principal relationship between the parties hereto. The relationship between the parties is an independent contractor relationship. RE/MAX and its employees, agents and subcontractors are not to be considered employees or agents of E-LOAN for any purpose whatsoever. E-LOAN and its employees, agents and subcontractors are not to be considered employees or agents of RE/MAX for any reason whatsoever. Each party agrees and acknowledges that it is solely responsible for determining the method and means by which it will accomplish the services called for under this Agreement and will otherwise fulfill its obligation hereunder.

18. Reimbursement of Expenses. If either party shall bring an action or claim against the other arising out of this Agreement, then the party in whose favor final judgement shall be entered shall be entitled to have and recover from the other party its reasonable attorneys' fees and other reasonable expenses in connection with such action or claim, in addition to its recoverable court or arbitration costs.

19. Sale of Consumer Lists. E-LOAN agrees to keep strictly confidential and not to sell, transfer or make available to any third party any information obtained from a RE/MAX Affiliate or RE/MAX customer in the course of applying for, processing and closing a residential mortgage loan with E-LOAN or other lender on the Co-Branded Site, except as necessary to process the loan application. E-LOAN further agrees that all cross-marketing to RE/MAX Affiliates or RE/MAX customers must first be approved in writing by RE/MAX.

20. Injunctive Relief. It is understood and agreed that the services to be provided by E-LOAN to RE/MAX, and by RE/MAX to E-LOAN, and the obligations imposed herein, are of a special, unique, extraordinary and intellectual character, which gives them peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law or in equity and that a breach by Neither party of any such provision contained in this Agreement may cause the non-breaching party irreparable injury and damage. The parties expressly agrees that in the event of default the non-breaching party shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of any such provision of this Agreement and that the non-breaching party shall not be required to post bond as a condition of such relief. This provision shall not, however, be construed as a waiver of any rights which either party may have for damages or otherwise against the other party.

21. Notices. Any notice required or permitted to be given in writing under this Agreement shall be deemed given and effective either when served personally on the other party or when received in the United States mail, mailed by certified or registered mail, return receipt requested or when received by overnight courier service to the party at its address as set forth below or as otherwise designated by the party in writing as follows:

(i) Any notice to be given to RE/MAX pursuant to this Agreement shall be addressed to the attention of Daryl Jesperson, President at RE/MAX International, Inc., 8390 East Crescent Parkway, Suite 600, Greenwood Village, CO 80111-2800 with a copy to John Linton, Vice President and General Counsel.

(ii) Any notice given to E-LOAN pursuant to this Agreement shall be addressed to the attention of Doug Galen, Vice President at E-LOAN, Inc., 5875 Arnold Road, Dublin, CA 94568.

22. Assignment. Subject to Section 5(d), neither party may assign or transfer this Agreement or any of its rights or obligations hereunder, or contract with any third party to perform any of its responsibilities or obligations relating to this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any such attempted assignment without the prior written consent of the other party shall be void and without effect. A change in control of either party, for example, by corporate reorganization, merger or sale of stock, shall not be deemed to be an assignment and shall not require the other party's consent, provided that the change in control does not (i) constitute a Change in Control as defined in Section 5(d), (ii) materially alter the fundamental character of the party undergoing such change in control, or (iii) materially affect the relative risk of performance of the respective parties' obligations under this Agreement. Not withstanding the foregoing, either party shall have the right to assign or transfer this Agreement or any of its rights or obligations hereunder to an affiliate of that party without the prior written consent of the other party.

23. Governmental Regulation. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between the provisions of this Agreement and any statute, law, ordinance, order or regulation, the latter shall prevail, but in such event any such provision of this Agreement shall be curtailed and limited to only the extent necessary to bring it within the legal requirements.

24. Governing Law. This Agreement shall be interpreted, governed, construed and enforced in accordance with the laws of California, without regard to any conflicts of laws principles.

25. Arbitration. Any dispute or claim arising out of or relating to this Agreement, or breach thereof, shall be settled through good faith negotiations between the parties. In the event that said negotiations are not successful, any dispute or claim arising under or with respect to this Agreement, except for disputes involving the RE/MAX Marks or E-LOAN Marks, will be resolved by arbitration in accordance with the Rules for Commercial Arbitration of the American Arbitration Association. Arbitration proceedings will be held in a neutral venue in Alameda County, California. The decision or award of the arbitrator shall be final and binding upon the parties. The arbitrator's power under the applicable arbitration rules shall be limited to the specific powers conferred under the arbitration laws of California. Any arbitral award may be entered as a judgement or order in any court of competent jurisdiction.

26. Severability. If any provisions of this Agreement or the application of any such provision to any person or circumstance is held unlawful or invalid, the remainder of this Agreement and the application of such provision other than to the extent it is held unlawful or invalid, will not be held unlawful, invalidated or affected thereby, and shall remain in full force and effect.

27. Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter contained herein and supersedes all prior agreements, arrangements and understandings relating to the subject matter.

28. Modification. Any provision of this Agreement may be modified or amended only with the prior written consent of both parties.

29. Non-Waiver. Neither party may waive any of its rights or any obligation of the other party or any provision of this Agreement except by an instrument in writing signed by that party. Any single waiver of any right or obligation shall not be deemed to be a permanent or continuing waiver of the same right or obligation.

30. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same Agreement.

31. Section Headings. The section numbers or letters, headings and subparagraph numbers or letters used in this Agreement are for reference and convenience purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

32. Forbearance. Any forbearance by either party in exercising any right or remedy hereunder, or otherwise afforded by law or equity, shall not be construed as a waiver of or preclude the exercise of any such right or remedy in the future.

33. Cumulative Remedies. All remedies provided in this Agreement are distinct and cumulative to any other right or remedy under this Agreement or afforded by law or equity and may be exercised concurrently, independently or successively.

In witness whereof, the parties have caused this Agreement to be executed the day and year first above written.

RE/MAX International, Inc.

By:
Its:
Date:

E-LOAN, Inc.

By:
Its:
Date: